UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

North American Natural Gas, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-32089	91-2023071
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

580 Hornby Street, Suite 210
Vancouver, British Columbia CANADA V6C 3B6
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 687-6991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 5.02	Departure of Directors or Principal Officers: Election of Directors; Appointment of
Principal officers

SIGNATURES

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

b)      On June 6, 2007, Richard Achron resigned from his position as the Chief Financial Officer, Secretary-Treasurer, Principle Accounting Officer and member of the Board of Directors of North American Natural Gas, Inc. (the “Company”). Mr. Achron has resigned from his positions to pursue other personal interests. At the time of his resignation, Mr. Achron was not owed any outstanding compensation for his services rendered to the Company.

c)      Effective June 6, 2007, Mr. Jim Glavas assumed the positions of Chief Financial Officer, Secretary-Treasurer and Principle Accounting Officer of the Company, to fill the vacancy in lieu of Mr. Achron’s resignation. He continues to serve as President, Chief Executive Officer and Director of North American Natural Gas, Inc.

Mr. Glavas will not receive any compensation for his services as sole Director and sole Officer of North American Natural Gas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN NATURAL GAS, INC.

By: JIM GLAVAS
Jim Glavas
President, Chief Executive and Chief Financial Officer,
Secretary/Treasurer, Principle Accounting Officer and Director

Dated: June 7, 2007